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                                                                    EXHIBIT 11.1

                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (in millions, except per share amounts)



                                                            YEAR ENDED NOVEMBER
                                                        -------------------------------
                                                           2000                 1999
                                                        ---------            ---------
Earnings available to common shareholders               $   3,067            $   2,708
                                                        =========            =========


Weighted average number of common shares                    484.6                475.9

Effect of dilutive securities:
        Restricted stock units                               16.2                  5.6
        Stock options                                        10.7                  4.3
                                                        ---------            ---------

Dilutive potential common shares                             26.9                  9.9
                                                        ---------            ---------

Weighted average number of common shares and
        dilutive potential common shares                    511.5                485.8
                                                        =========            =========

BASIC EARNINGS PER SHARE                                $    6.33            $    5.69
                                                        =========            =========

DILUTED EARNINGS PER SHARE                              $    6.00            $    5.57
                                                        =========            =========